                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SEA PINES ASSOCIATES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                JANUARY 29, 1997


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 1, 1997


TO THE SHAREHOLDERS OF SEA PINES ASSOCIATES, INC.:

        The 1997 Annual Meeting of Shareholders of Sea Pines Associates, Inc. (the "Company"), will be held in the CRYSTAL BALLROOM, CROWNE PLAZA RESORT IN SHIPYARD PLANTATION, Hilton Head Island, South Carolina, on Saturday, March 1, 1997, at 3:00 p.m., local time, for the following purposes:

        1. To elect five directors to hold office until their successors are chosen and qualified;

        2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending October 31, 1997; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on January 13, 1997, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. The transfer books of the Company will not be closed.

        A copy of the Company's 1996 Annual Report to Shareholders is enclosed.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE, AND SIGN THE ENCLOSED PROXY BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                        By order of the Board of Directors,

                                        /s/ Angus Cotton
                                        ----------------
                                        Angus Cotton
                                        Secretary

                           SEA PINES ASSOCIATES, INC.

                                 P. O. BOX 5965
                    HILTON HEAD ISLAND, SOUTH CAROLINA 29938



                                  ------------
                                 PROXY STATEMENT
                                  ------------



             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 1, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sea Pines Associates, Inc. ("the Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 3:00 P.M. LOCAL TIME, ON SATURDAY, MARCH 1, 1997, AT THE CRYSTAL BALLROOM, CROWNE PLAZA RESORT IN SHIPYARD PLANTATION, HILTON HEAD ISLAND, SOUTH CAROLINA, and at any adjournments of such meeting, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about January 29, 1997.


                          USE AND REVOCATION OF PROXIES

         When proxies are properly executed and returned, the shares they represent will be voted at the meeting in accordance with any directions noted thereon, and if no directions are noted, they will be voted FOR each of the proposals noted herein. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder may revoke a proxy at any time before it is exercised by written notification to the Company sent to the attention of the Company's Secretary at Post Office Box 5965, Hilton Head Island, South Carolina 29938, and received prior to the Annual Meeting date or by attending the Annual Meeting and indicating that the proxy is revoked or by appointment of a substitute proxy.

                                  SOLICITATION

         The accompanying proxy is solicited by and on behalf of the Board of Directors. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting of shareholders at which directors are elected, will be borne by the Company. In addition, the directors, officers and employees of the Company and its subsidiaries may solicit proxies, personally or by telephone, but at no additional salary or compensation.

           OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Board of Directors has set the close of business on January 13, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, the total number of outstanding shares of the Company's voting common stock, no par value (the "Common Stock"), was 1,842,525 held by approximately 670 shareholders of record. Each share of Common Stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have the same effect as a vote to withhold authority in the election of directors or a negative vote on proposals. Common Stock is the only class of outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

                                     ITEM 1

                              ELECTION OF DIRECTORS

         Five directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors which as of the date of this Proxy Statement consists of fourteen directorships divided into three classes of directorships whose terms will expire on the dates of the Annual Meetings of Shareholders as follows: Four directorships will expire at this year's Annual Meeting, five directorships will expire in 1998 and five directorships will expire in 1999.

         In accordance with the Articles of Incorporation, the Board of Directors has increased the size of the Board to fifteen members, which increase shall take effect at the Annual Meeting. The five nominees listed below have been nominated by the Nominating Committee of the Board of Directors to serve three year terms or until their respective successors shall have been elected and qualified. In accordance with the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock entitled to vote for the election of directors is required to elect each director of the Company.

         A shareholder executing the enclosed proxy card may vote for any or all of the nominees or may withhold such shareholder's vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although it is not contemplated that any nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy card shall have authority to vote for the election of other persons in accordance with their best judgment. Each of the nominees is nominated to serve a full three year term.

         Set forth below is certain biographical information regarding the five nominees as of January 29, 1997.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

NAME, AGE, AND ADDRESS                                  BIOGRAPHICAL INFORMATION
----------------------                                  ------------------------
Paul B. Barringer, II (66)               Mr. Barringer is Chairman and CEO of Coastal Lumber
14 South Calibogue Cay                   Company, headquartered in Weldon, North Carolina.
Hilton Head Island, SC  29928            He is a member of the Board of Directors of Southern
                                         National Corporation, the holding company for BB&T
                                         Financial Corporation. He currently serves on the board
                                         of several educational institutions and is an active board member of various civic and industry associations.

Norman P. Harberger (67)                 Mr. Harberger has served as a director since 1993. He
22 Oyster Landing Road                   is currently the Vice Chairman of the Company. He is
Hilton Head Island, SC  29928            President and owner of Harberger & Associates, Inc.,
                                         management consultants. He was previously an
                                         executive of Rohm and Haas Company, retiring as that
                                         firm's Administrative Vice President in 1986.

Michael E. Lawrence (52)                 Mr. Lawrence has served as a director since 1994. He
46 Baynard Park Road                     currently serves as Chief Executive Officer of the
Hilton Head Island, SC  29928            Company. He has served as President of Sea Pines
                                         Company, Inc. since November 1994, and as its Vice
                                         President and Chief Financial Officer from February
                                         1991 to November 1994 and as its Controller from
                                         February 1990 to February 1991. Formerly, he was a
                                         partner in the Management Consulting Division of
                                         Ernst & Young LLP.

Thomas C. Morton (55)                    Mr. Morton has served as a director since 1991. He is
20 Harleston Green                       a certified public accountant who has owned and
Hilton Head Island, SC  29928            operated tax and accounting practices in Michigan and
                                         South Carolina since 1974. Prior to that he spent 10
                                         years in the audit and tax departments of the
                                         international accounting firm of Deloitte & Touche.

Robert W. Siler, Jr. (68)                Mr. Siler retired in 1993 as Chairman/CEO of Hammer,
414 Baynard Cove Club                    Siler, George Associates, an economic development and
Hilton Head Island, SC  29928            real estate consulting firm. A Sea Pines property
                                         owner since 1966, he has been a full time resident
                                         since 1994. He is currently a director of Hammer,
                                         Siler, George, a principal in Elgin Land Company,
                                         Ltd., a Texas investment firm, and a member of the
                                         Town of Hilton Head Island Planning Commission.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.



Set forth below is certain biographical information concerning the directors whose terms extend beyond the Annual Meeting.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

NAME, AGE AND ADDRESS                                         BIOGRAPHICAL INFORMATION
---------------------                                         ------------------------
Thomas G. Daniels (72)                   Mr. Daniels, founding director, has served as a
21 Baynard Park Road                     director since 1987. He retired as a Vice President
Hilton Head Island, SC  29928            of Ford Motor Company in 1984. Prior to his
                                         retirement, he also served as a Vice President of
                                         Ford of Europe and as a Director of Ford of Europe,
                                         Britain and Germany.

Ralph L. Dupps, Jr. (51)                 Mr. Dupps has served as a director since 1995. He is
30 East Beach Lagoon Road                President of Dupps and Company and a partner in NWI,
Hilton Head Island, SC  29928            a real estate development company. He is currently
                                         Chairman of the Board of Directors of Atlantic
                                         Savings Bank, a director of Forked Deer River
                                         Corporation, a land holding company, a member of the
                                         Wachovia Bank of South Carolina Advisory Board, a
                                         member of the Hilton Head Preparatory School Board of
                                         Trustees and a member of the Hilton Head Museum Board
                                         of Directors.


Charles W. Flynn (70)                    Mr. Flynn, founding director, served as a director
13 Pine Island Court                     from 1987 through 1990. He is currently the Chairman
Hilton Head Island, SC 29928             of the Company. He retired in 1980 from Ford Motor
                                         Company as the Director of Dealer Development. Prior
                                         to his employment with Ford, he was an agent for the
                                         Federal Bureau of Investigation.

Arthur P. Sundry (67)                    Mr. Sundry has served as a director since 1993. He
35 South Beach Lane                      retired in 1990 as President and General Manager of
Hilton Head Island, SC 29928             the Communications Sector, Motorola, Inc. During his
                                         34 years with Motorola, he served in various
                                         management and executive positions.

Frank E. Zimmerman, Jr. (71)             Mr. Zimmerman, founding director, has served as a
31 Audubon Pond Road                     director since 1987. He retired as an executive of
Hilton Head Island, SC  29928            Ford Motor Company in 1977.




DIRECTORS WHOSE TERMS EXPIRE IN 1998

NAME, AGE, AND ADDRESS                                        BIOGRAPHICAL INFORMATION
----------------------                                        ------------------------
Angus Cotton (71)                        Mr. Cotton, founding director, has served as a
7 Willet Road                            director since 1987. He is currently the Secretary of
Hilton Head Island, SC  29928            the Company. He currently serves as Chairman of the
                                         Commissioners of the Technical College of the Low
                                         Country and is a co-founder and Treasurer of the
                                         Heritage Classic Foundation. He retired from Marriott
                                         Hotels and Resorts where he had been an Executive
                                         Vice President.

P. R. Easterlin, Jr. (55)                Mr. Easterlin has served as a director since 1989. He
10 South Calibogue Cay                   is President of Heritage Properties, Inc. and Florida
Hilton Head Island, SC 29928             Properties, Inc. He was one of the founding
                                         directors of Atlantic Savings Bank and served on the
                                         Board of Trustees of Hilton Head Preparatory School
                                         for six years.

James L. Gray (61)                       Mr. Gray has served as a director since 1995. He
32 Club Course Drive                     retired in 1994 as Vice Chairman of Time Warner
Hilton Head Island, SC 29928             Cable. He previously served as President of Warner
                                         Cable Communications from 1986 through 1992. During
                                         his twenty years in cable television, he also served
                                         as a Director of Turner Broadcasting System and the
                                         Cable Satellite Public Affairs Network (C-Span).

John G. McGarty (59)                     Mr. McGarty has served as a director since 1992. He
2 Mockingbird Lane                       was President and Owner of Charleston Valve and
Hilton Head Island, SC  29928            Fitting Company, a distributor of industrial
                                         products, retiring in 1989 after twenty-seven years.
                                         He formerly served on the Board of Regents of
                                         Georgetown University. He presently serves on the
                                         Community Services Associates, Inc. Board of
                                         Directors.

Joseph F. Vercellotti (67)               Mr. Vercellotti has served as a director since 1995.
18 Old Military Road                     He retired in 1987 after a 35 year general
Hilton Head Island, SC  29928            management, strategic planning and marketing career
                                         with General Electric Company, to pursue interests in
                                         management consulting, primarily with high-tech,
                                         start up firms. He presently serves on the Community
                                         Services Associates, Inc. Board of Directors.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met 13 times during fiscal year 1996. No incumbent director attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which such director served.

         Pursuant to the by-laws of the Company, the Board of Directors has established standing Audit, Finance, Nominating, and Personnel and Compensation Committees, each of which held meetings during fiscal year 1996.

         The Audit Committee, composed of Messrs. McGarty, Sundry, and Zimmerman makes recommendations regarding the certified public accountants serving the Company, considers the adequacy of internal accounting controls and undertakes other activities related to the fiscal affairs of the Company. No directors of the Company who are also executive officers may serve on the Audit Committee. The Audit Committee met 2 times during fiscal year 1996.

         The Finance Committee, composed of Messrs. Gray, Morton, Sundry, and Webster met 7 times during fiscal year 1996. The Committee reviews and makes recommendations regarding matters concerning the financial condition of the Company and provides advice to the Company's management on financial and accounting matters.

         The Nominating Committee, composed of Messrs. Cotton, Daniels, Dupps, Easterlin, and Gray designates on behalf of the Board of Directors candidates for the directors of the class to be elected at the next Annual Meeting of shareholders. There is no formal procedure for the submission of shareholder recommendations for nomination. The Nominating Committee met 3 times during fiscal year 1996.

         The Personnel and Compensation Committee, composed of Messrs. Harberger, Cotton, and Vercellotti met 7 times during fiscal year 1996. The Committee considers and oversees the development of programs to attract and equitably compensate employees to ensure the economic success of both the employee and the Company, including its subsidiaries. No officers or employees of the Company or its subsidiaries served on the Personnel and Compensation Committee or participated in deliberations of such Committee concerning executive officer compensation.



               REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        CONCERNING EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE

         The Personnel and Compensation Committee of the Board of Directors recommends to the full Board all policies under which compensation is paid or awarded to the Company's executive officers. No Director who is employed by the Company serves on the Personnel and Compensation Committee, nor is any such employee Director present when matters concerning executive compensation are discussed and voted on by the Board of Directors.

COMPENSATION OBJECTIVES AND STRUCTURE

         The Company's objective is to provide total compensation opportunity sufficient to attract and retain highly capable executives and key managers for the Company and its subsidiaries. Each year the Personnel and Compensation Committee reviews the Company's executive compensation practices and guidelines, and recommends any changes needed to achieve this objective.

         The Chairman, Vice Chairman, Secretary and Treasurer of the Company are not salaried employees. These non-employee officers receive only the compensation applicable to other non-employee directors. The Chief Executive Officer and other key managers of the Company and its subsidiaries are salaried employees. Their compensation currently consists of salary and the opportunity for a bonus. There is no stock option plan at present, nor any other form of long-term incentive compensation.

EXECUTIVE SALARIES

         Salary ranges for executive positions are substantially equivalent to those found in positions of similar responsibility level and type in related business sectors. Salaries of all executives are within their prescribed ranges. Salary ranges were not adjusted in fiscal year 1996, but individual salary increases were granted in appropriate cases.

MANAGEMENT BONUSES

         The Chief Executive Officer of the Company and thirteen other key managers participated in the Management Bonus Plan in fiscal year 1996. The plan assures that part of the compensation opportunity of these executives depends directly on business results. The Management Bonus Plan is currently structured as follows:

         -        Basic and Adjusted Bonus Standards

                  A basic bonus standard is established for each position covered by the Management Bonus Plan. These standards are consistent with typical competitive bonus levels. These basic standards are reduced, if necessary, to keep bonus cost within an acceptable range. Specifically, the sum of the adjusted standards for all bonus participants may not exceed 10 percent of the Company's budgeted operating income.

                  [Note: For bonus purposes, operating income is defined as pretax income before bonuses, excluding any non-operating gains and losses and any extraordinary income or expense items.]

         -        Factors Determining Actual Bonus Payout

                  Actual bonus payments vary from the adjusted standards based primarily on the ratio of actual corporate operating income to budgeted operating income. Business unit performance and personal contribution also affect individual awards.

BONUS STANDARDS AND BONUS PAYMENTS - FISCAL YEAR 1996

         Basic bonus standards for fiscal year 1996 totalled $225,400. Adjusted standards were $145,200, this being 10 percent of budgeted operating income. Actual operating income exceeded budget, permitting actual awards to exceed the adjusted standards. The Board approved bonus payments totalling $162,600 to the fourteen participating employees in December 1996.

SPECIFIC COMMENTS ON COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Board of Directors named Mr. Lawrence Chief Executive Officer in March, 1996, and increased his salary to $146,500. Although this salary is lower than the typical CEO salary in firms of similar size and type, the Committee considers it appropriate for a newly appointed CEO.

         In December 1996, Mr. Lawrence was awarded a bonus of $43,600, which amounted to 114.5% of Mr. Lawrence's adjusted bonus standard. This was consistent with the average bonus premium experienced by other bonus participants.

Norman P. Harberger, Chairman, Personnel and Compensation Committee
Angus Cotton
J. Gordon Osborn
Joseph F. Vercellotti



                                     ITEM 2


                   RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

         The Board of Directors wishes to obtain from the shareholders a ratification of their action in appointing Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 1997. Ernst & Young LLP was initially engaged as independent auditors of the Company for the fiscal year ended October 31, 1993.

         The engagement of Ernst & Young LLP for audit services has been approved by both the Audit Committee of the Board of Directors and by the full Board of Directors.

         In the event the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997 is not ratified by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to ratify the appointment of independent auditors.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                               A VOTE FOR ITEM 2.



                               EXECUTIVE OFFICERS

         The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve. Officers of the Company serve at the discretion of the Board of Directors.

NAME OF INDIVIDUAL     CAPACITY                  AGE           YEARS OF SERVICE
------------------     --------                  ---           ----------------
Charles W. Flynn       Chairman                   70                  1
Norman P. Harberger    Vice Chairman              67                  1
Michael E. Lawrence    Chief Executive Officer    52                  1
Angus Cotton           Secretary                  71                  2
Thomas C. Morton       Treasurer                  55                  5


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and the Company's Series A Cumulative Preferred Stock, $7.60 liquidation preference (the "Preferred Stock"), as of January 13, 1997 by (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, director nominees, and executive officers identified in the Summary Compensation Table below, individually, and (iii) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed below, based on information furnished by such owner, (a) holds less than one percent of the outstanding Common Stock and less than one percent of the outstanding Preferred Stock, and (b) has sole investment and voting power with respect to such shares. Preferred Stock is non-voting unless the Company has failed to pay dividends on the Preferred Stock in an amount equal to four years' dividends.

                                                            SHARES BENEFICIALLY OWNED (1)
                                        -----------------------------------------------------------------------------
                                        COMMON              PERCENT           PREFERRED             PERCENT
NAME OF INDIVIDUAL                      STOCK              OF CLASS             STOCK               OF CLASS
=====================================================================================================================
Angus Cotton (1)                        3,750                  *                2,500                  *
---------------------------------------------------------------------------------------------------------------------
Thomas G. Daniels                       5,250                  *                3,500                  *
---------------------------------------------------------------------------------------------------------------------
Ralph L. Dupps, Jr. (2)                 9,000                  *                6,000                  *
---------------------------------------------------------------------------------------------------------------------
P. R. Easterlin, Jr.                    4,500                  *                3,000                  *
---------------------------------------------------------------------------------------------------------------------
Charles W. Flynn                        4,500                  *                3,000                  *
---------------------------------------------------------------------------------------------------------------------
James L. Gray                           1,500                  *                1,000                  *
---------------------------------------------------------------------------------------------------------------------
Norman P. Harberger                     3,000                  *                2,000                  *
---------------------------------------------------------------------------------------------------------------------
Michael E. Lawrence (1)                 3,000                  *                2,000                  *
---------------------------------------------------------------------------------------------------------------------
John G. McGarty                         9,750                  *                6,500                  *
---------------------------------------------------------------------------------------------------------------------
Thomas C. Morton (3)                    6,000                  *                4,000                  *
---------------------------------------------------------------------------------------------------------------------
Arthur P. Sundry (4)                    3,000                  *                2,000                  *
---------------------------------------------------------------------------------------------------------------------
Joseph F. Vercellotti                   1,500                  *                1,000                  *
---------------------------------------------------------------------------------------------------------------------
Francis S. Webster, Jr.                 4,500                  *                3,000                  *
---------------------------------------------------------------------------------------------------------------------
Frank E. Zimmerman, Jr. (1)             9,750                  *                6,500                  *
---------------------------------------------------------------------------------------------------------------------
Paul B. Barringer, II (5)             118,500                6.43%             79,000                6.43%
14 South Calibogue Cay
Hilton Head Island, SC  29928
---------------------------------------------------------------------------------------------------------------------
L.F. Loree, III and                   212,250               11.52%            141,500               11.52%
Norwood H. Davis, Jr. as Co-
Trustees (6)
901 East Cary Street
Suite 1400
Richmond, Virginia  23219
---------------------------------------------------------------------------------------------------------------------
All current directors and              69,000                3.74%             46,000                3.74%
executive officers as a group
(14 Persons)
=====================================================================================================================

*Represents less than one percent of the class

------------
(1) Shares of Common Stock and Preferred Stock reflected in the table as owned by Messrs. Cotton, Lawrence, and Zimmerman are owned by each of them directly. Unless otherwise indicated, shares reflected in the table as owned by each of the other shareholders are owned jointly with such shareholder's spouse.

(2) Includes 1,500 shares of Common Stock and 1,000 shares of Preferred Stock held directly by Mr. Dupps and 7,500 shares of Common Stock and 5,000 shares of Preferred Stock owned jointly with his spouse.

(3) Includes 1,500 shares of Common Stock and 1,000 shares of Preferred Stock held by Mr. Morton directly, 3,000 shares of Common Stock and 2,000 shares of Preferred Stock owned jointly with his spouse and 1,500 shares of Common Stock and 1,000 shares of Preferred Stock directly held by his spouse.

(4) Includes 750 shares of Common Stock and 500 shares of Preferred Stock held by Mr. Sundry directly and 2,250 shares of Common Stock and 1,500 shares of Preferred Stock held for the benefit of Arthur P. Sundry Trust.

(5)      Based on information supplied to the Company by Mr. Barringer.

(6) Based on information dated January 4, 1996 and filed with the Securities and Exchange Commission ("SEC"), all of the shares are held pursuant to an Irrevocable Trust Agreement dated November 12, 1986 by William H. Goodwin, Jr., creating five separate trusts for the benefit of William Hunter Goodwin, III, Molly Shepherd Goodwin, Mathew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin (the "Trusts"). According to such information, each Trust owns 56.6 of the 283 Units shown (each Unit consists of 750 shares of Common Stock and 500 shares of Preferred Stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, officers and certain shareholders of the Company file reports of holdings and transactions in the Company's Common Stock and Preferred Stock with the SEC. Based solely on the Company's review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all SEC filing requirements applicable to its directors and officers with respect to the Company's fiscal year ended October 31, 1996 were complied with. The Company does not believe that the Trusts or Trustees described in footnote (6) of the table under "Principal Shareholders" above have filed such reports for the fiscal year ended October 31, 1996.

                             EXECUTIVE COMPENSATION

         None of the officers of the Company receives any cash or non-cash compensation for services rendered in such capacity. The Company's operations are conducted exclusively through its wholly-owned subsidiary, Sea Pines Company, Inc. The following table summarizes the compensation earned by Michael
E. Lawrence, the President of Sea Pines Company, Inc. for services performed during fiscal years 1996, 1995 and 1994. Mr. Lawrence is the only executive officer of the Company whose compensation exceeded $100,000 during any of the fiscal years indicated.


                           SUMMARY COMPENSATION TABLE


                                     ANNUAL  COMPENSATION
NAME AND PRINCIPAL                  ----------------------      ALL OTHER
    POSITION              YEAR      SALARY(1)     BONUS(2)    COMPENSATION
------------------        ----      ---------     --------    ------------


Michael E. Lawrence       1996      $145,756      $43,600          $0
President, Sea Pines      1995      $123,554      $     0          $0
Company, Inc. and         1994      $ 95,127      $16,380          $0
Sea Pines Real
Estate Company, Inc.


(1) Salary includes amounts deferred at the election of the named officer pursuant to the Company's 401(k) plan and also includes amounts contributed by the Company to the account of the named officer in such plans.

(2) Bonus includes amounts earned by the named officer in the year indicated, but paid in the following fiscal year.

The remuneration described in the table above does not include the cost to Sea Pines Company, Inc. of certain employee benefits furnished to Mr. Lawrence in connection with the conduct of the business of Sea Pines Company, Inc. The amount of such employee benefits accrued for Mr. Lawrence in each of fiscal years 1996, 1995 and 1994 did not exceed 10% of the total of his respective annual salary and bonus reported above.

COMPENSATION PURSUANT TO PLANS

         The Company and its subsidiaries have adopted a retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. This plan requires the Company and its subsidiaries to contribute $.50 for every $1 contributed by the respective company's employees, limited to 4% of gross earnings of each employee (increased to 5% effective January 1, 1997).

COMPENSATION OF DIRECTORS

         All directors of the Company, who are not also employees of the Company or its subsidiaries, are paid $100 for each Board of Directors meeting attended and $300 per quarter for serving as a director. Directors who are members of any of the standing committees of the Board of Directors and who are not also employees of the Company or its subsidiaries are paid $50 for each meeting attended, with maximum payment of $600 per year.

SHAREHOLDER RETURN

         Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of the Company's cumulative total shareholder returns on its Common Stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

         The known trading in the outstanding securities of the Company remains very limited and has been effected exclusively through transactions in units consisting of both Common and Preferred Stock. Consequently, the Company does not have a reliable indicator of Common Stock share value. Because information required for the calculation of the referenced comparisons is not available to the Company, and based on the fact that the Company has not paid any dividend on its Common Stock since the Company's incorporation, the Company believes that presentation of the referenced comparisons would not be meaningful.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal to be included in the Proxy Statement for the 1998 Annual Meeting of Shareholders should submit such proposal to the Company on or before November 1, 1997.


                        AVAILABILITY OF FORM 10-K REPORT

         The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended October 31, 1996. A copy of the Form 10-K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Company of the written request of such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, Sea Pines Associates, Inc., Post Office Box 5965, Hilton Head Island, South Carolina 29938.


                                  OTHER MATTERS

         Management of the Company knows of no other matters to be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting for a vote of the shareholders, it is the intention of the persons named on the enclosed proxy ballot to vote the proxy in accordance with their discretion and judgment in such matters.

                                            By Order of the Board of Directors,



                                            /s/ Angus Cotton
                                            ----------------
                                            Angus Cotton
                                            Secretary


Hilton Head Island,
South Carolina
January 29, 1997

                                                                     APPENDIX A

[X] PLEASE MARK VOTES AS IN THIS SAMPLE

           ---------------------------------------------------------
                           SEA PINES ASSOCIATES, INC.
           ---------------------------------------------------------

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.        Date
                                                        -----------------------

-----------------------------------         -----------------------------------
Shareholder sign here                       Co-owner sign here


1. Election of Directors.
   Paul B. Barringer II, Norman P. Harberger, Michael E. Lawrence, Thomas C. Morton, Robert W. Siler, Jr.
               For [ ]      Withhold [ ]      For All Except [ ]

   Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

2. Ratification of the appointment of Ernst & Young LLP as independent auditor's for fiscal year 1997.
                   For [ ]      Against [ ]      Abstain [ ]

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.

   Mark box at right if you plan to attend the Annual Meeting.  [ ]

   Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

-------------------------------------------------------------------------------

DETACH CARD                                                         DETACH CARD


                           SEA PINES ASSOCIATES, INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy ballot to indicate how your shares will be voted. Then sign the ballot, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, March 1, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Sea Pines Associates, Inc.

                                 P.O. BOX 5965
                    HILTON HEAD ISLAND, SOUTH CAROLINA 29938

                                PROXY BALLOT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 1, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Angus Cotton and Thomas C. Morton as Proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of voting common stock, no par value, of Sea Pines Associates, Inc., held of record by the undersigned on January 13, 1997, at the Annual Meeting of Shareholders, to be held on March 1, 1997, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

 ------------------------------------------------------------------------------
         PLEASE SIGN, DATE AND RETURN THIS PROXY BALLOT IN THE ENCLOSED
                   POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE
 ------------------------------------------------------------------------------
                Please sign exactly as your name appears hereon.
            When shares are held by joint tenants, both should sign.
     When signing in a representative capacity, please provide full title.
 ------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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